Exhibit 99.1


         Willis Group Reports Fourth Quarter and Full Year 2005 Results;
          Increases Quarterly Cash Dividend 9 Percent to $0.94 Annually


     NEW YORK--(BUSINESS WIRE)--Feb. 8, 2006--Willis Group Holdings Limited (NYSE: WSH), the global insurance broker, today reported results for the quarter and year ended December 31, 2005.
     Separately, the Board of Directors today approved a 9 percent increase in the regular quarterly cash dividend on the Company's common stock to $0.235 per share, an annual rate of $0.94 per share. The dividend is payable on April 14, 2006 to shareholders of record on March 31, 2006.
     Commenting on today's results, Joe Plumeri, Chairman and Chief Executive Officer said, "Our results in the fourth quarter and throughout 2005 were the direct result of hard work in a year filled with challenges and opportunities. Our 8 percent organic growth in commissions and fees reflects the strength of our sales culture. Our essential investments during the year helped us attract and retain the industry's best talent and enhance our value proposition for our clients."

     Fourth Quarter 2005 Financial Results

     Total reported revenues for the quarter ended December 31, 2005 decreased 4 percent to $562 million, from $588 million for the same period last year. The effect of foreign currency translation decreased reported revenues 3 percent and net disposal of operations reduced reported revenues by 3 percent.
     Organic growth in commissions and fees excluding volume and profit-based contingent commissions and other market remuneration was 8 percent in the fourth quarter, comprised of approximately 9 percent in net new business and a negative 1 percent impact from declining insurance premium rates and other market factors.
     Net income for the quarter ended December 31, 2005 was $60 million, or $0.38 per diluted share, compared with $108 million, or $0.65 per diluted share, a year ago.
     Reported (and adjusted) operating margin was 19.0 percent for the quarter ended December 31, 2005, compared with a 28.9 percent reported and 27.9 percent adjusted operating margin for the same period last year. Approximately 5 percent of the decline in adjusted operating margin was due to the elimination of contingent commissions and the decline in other market remuneration. The remainder of the decline was due to higher compensation costs, the effect of foreign currency translation and Stewart Smith, which was sold in April 2005.

     2005 Financial Results

     Total reported revenues for the year ended December 31, 2005 were $2,267 million, compared to $2,275 million for the corresponding period in 2004. Foreign currency translation had no net impact on reported revenues and acquisitions net of disposal of operations added 1 percent.
     Organic growth in commissions and fees excluding volume and profit-based contingent commissions and other market remuneration was 5 percent for the twelve months, comprised of approximately 6 percent in net new business and a negative 1 percent impact from declining insurance premium rates and other market factors.
     Reported net income for the year ended December 31, 2005 after net gain on disposal of operations and first quarter charges for regulatory settlements and related expenses, severance costs and other provisions was $300 million, or $1.83 per diluted share, compared to $427 million, or $2.54 per diluted share, a year ago.
     Adjusted operating margin, excluding regulatory settlements and related expenses, severance costs and other provisions and net gain on disposal of operations, was 22.5 percent for the year ended December 31, 2005 compared with
28.8 percent for the same period last year. Approximately 4 percent of the decline in adjusted operating margin was due to the elimination of contingent commissions and the decline in other market remuneration. The remainder of the decline was due to higher compensation costs, the effect of foreign currency translation and Stewart Smith, which was sold in April 2005.

     Outlook

     The Company anticipates growth in organic commissions and fees to continue in 2006. Salaries and benefits expense as a percentage of total revenues is expected to remain at about 2005 levels. For the full year 2005, salaries and benefits expense (excluding the first quarter 2005 severance charge) was 58.6 percent of total revenues. The outlook assumes that recruiting opportunities in 2006 will be similar to those in 2005 and that the competition for talent will not abate. For the full year 2006 the Company expects to generate modest operating margin expansion compared to the 22.5 percent adjusted operating margin reported for 2005.
     In conclusion Mr. Plumeri added, "Looking ahead, our goal is to achieve sustainable long-term growth for Willis. We welcome 2006 as a year for us to move forward. We are making the right investments in our Company, enhancing our client advocacy program and increasing productivity and efficiency. We will continue to execute on our plan and remain focused on being a leader in the insurance brokerage industry."

     Other

     At December 31, 2005, total long-term debt was $600 million and total stockholders' equity was approximately $1.3 billion. The capitalization ratio (total long-term debt to total long-term debt and stockholders' equity) was 31 percent at December 31, 2005.
     During the fourth quarter, the Company repurchased 1.5 million shares of common stock for $54 million. Through the twelve months of 2005, the Company repurchased 10.3 million shares for $360 million under the existing $500 million buyback authorization.
     During the year ended December 31, 2005 the Company completed 8 acquisitions with annual revenues of approximately $21 million. Cash and cash equivalents totaled $193 million, including approximately $94 million of immediately available cash at December 31, 2005.
     Excluding the effects on taxation of amortization of intangibles, disposals of operations and performance-based stock options, the underlying tax rate in 2005 was 31.5 percent compared to the underlying tax rate of 33 percent in 2004.

     Conference Call and Web Cast

     A conference call to discuss fourth quarter 2005 results will be held February 9, 2006 at 8:00 a.m. Eastern Standard Time. To participate in the live teleconference, please dial (888) 829-8668 (U.S.) or (210) 234-0001
(International) with a pass code of "Willis." The live audio web cast (which will be listen-only) may be accessed at www.willis.com. This call will be available by replay starting at approximately 10:00 a.m., Eastern Daylight Time, and ending February 23, 2006. To access the audio replay, please dial (888) 568-0121 (US), or (203) 369-3458 (International), or by accessing the web site.
     Willis Group Holdings Limited is a leading global insurance broker, developing and delivering professional insurance, reinsurance, risk management, financial and human resource consulting and actuarial services to corporations, public entities and institutions around the world. With over 300 offices in some 80 countries, its global team of approximately 15,800 associates serves clients in some 180 countries. Additional information on Willis may be found on its web site www.willis.com.
     This press release may contain certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors such as general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, changes in premium rates, the competitive environment and the actual cost of resolution of contingent liabilities. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results are contained in the Company's filings with the Securities and Exchange Commission.
     This press release includes supplemental financial information which may contain references to non-GAAP financial measures as defined in Regulation G of SEC rules. Consistent with Regulation G, a reconciliation of this supplemental financial information to our generally accepted accounting principles (GAAP) information follows. We present such non-GAAP supplemental financial information as we believe such information is of interest to the investment community because it provides additional meaningful methods of evaluating certain aspects of the Company's operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be viewed in addition to, not in lieu of, the Company's consolidated statements of operations for the quarter and year ended December 31, 2005.

                          WILLIS GROUP HOLDINGS LIMITED
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in millions, except per share data)
                                   (unaudited)

                               Three months ended       Year ended
                                   December 31,        December 31,
                               ------------------- -------------------
                                  2005      2004      2005      2004
                                --------  --------  --------  --------
Revenues:
Commissions and fees           $    544  $    569  $  2,194  $  2,205
Interest income                      18        19        73        70
                                --------  --------  --------  --------
 Total Revenues                     562       588     2,267     2,275
                                --------  --------  --------  --------
Expenses:
Salaries and benefits
 (after charging non-cash
 compensation $nil, $1, $nil
 and $11)                           348       311     1,356     1,182
Other operating expenses             93       101       405       391
Regulatory settlements                -         -        51         -
Depreciation expense and
 amortization of intangible
 assets                              14        12        54        47
Net gain on disposal of
 operations                           -        (6)      (78)      (11)
                                --------  --------  --------  --------
 Total Expenses                     455       418     1,788     1,609
                                --------  --------  --------  --------
Operating Income                    107       170       479       666
Interest expense, net                 9         7        30        22
Premium on redemption of
 subordinated debt                    -         -         -        17
                                --------  --------  --------  --------
Income before Income Taxes,
 Equity in Net (Loss) Income
 of Associates and Minority
 Interest                            98       163       449       627
Income taxes                         31        53       152       208
                                --------  --------  --------  --------
Income before Equity in Net
 (Loss) Income of Associates
 and Minority Interest               67       110       297       419
Equity in net (loss) income of
 associates, net of tax              (3)        -        14        15
Minority interest, net of tax        (4)       (2)      (11)       (7)
                                --------  --------  --------  --------
Net Income                     $     60  $    108  $    300  $    427
                                ========  ========  ========  ========
Net Income per Share
 - Basic                       $   0.38  $   0.69  $   1.86  $   2.72
 - Diluted                     $   0.38  $   0.65  $   1.83  $   2.54
                                ========  ========  ========  ========

Average Number of Shares
 Outstanding
 - Basic                            157       157       161       157
 - Diluted                          160       166       164       168
                                ========  ========  ========  ========

                          WILLIS GROUP HOLDINGS LIMITED
                       SUPPLEMENTAL FINANCIAL INFORMATION
                            (in millions) (unaudited)


1.   Definitions of Non-GAAP Financial Measures

     We believe that investors' understanding of the Company's performance is enhanced by our disclosure of the following non-GAAP financial measures. Our method of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

     Organic revenue growth

     Organic revenue growth excludes the impact of foreign currency translation and acquisitions and disposals from reported revenues. We use organic revenue growth as a measure of business growth generated by operations that were part of the Group at the end of the period.

     Adjusted operating income and adjusted net income

     Our results for the year ended December 31, 2005 were significantly impacted by net gains on disposal of operations, and charges for regulatory settlements and related expenses, our first quarter headcount reduction program, other provisions and a non-recurring premium on redemption of subordinated debt in 2004. We believe that excluding these items from operating income and net income as applicable, along with the GAAP measures, provides a more complete and consistent comparative analysis of our results of operations. These items did not have a material effect on the results for the three months ended December 31, 2005.

                          WILLIS GROUP HOLDINGS LIMITED
                       SUPPLEMENTAL FINANCIAL INFORMATION
                            (in millions) (unaudited)

2.   Revenue analysis

     Organic revenue growth

     Organic revenue growth is defined as revenue growth excluding the impact of foreign currency translation and acquisitions and disposals. The percentage change in reported revenues is the most directly comparable GAAP measure, and the following tables reconcile this change to organic revenue growth by business unit for the three months ended December 31, 2005:


                Three months ended
                   December 31,           Change attributable to
              ---------------------- ---------------------------------
                                     Foreign     Acquisitions  Organic
                               %     currency       and        revenue
               2005   2004   Change  translation   disposals   growth
               -----  ----- -------- ----------- ------------ --------
Global        $ 226  $ 265     (15)%        (3)%         (6)%     (6)%
North America   198    184        8%          0%           1%       7%
International   120    120        0%        (7)%           1%       6%
               -----  ----- -------- ----------- ------------ --------
Commissions
 and fees
 (see below)  $ 544  $ 569      (4)%        (3)%         (2)%       1%
Interest
 Income          18     19      (5)%        (9)%         (3)%       7%
               -----  ----- -------- ----------- ------------ --------
Total
 revenues     $ 562  $ 588      (4)%        (3)%         (3)%       2%
               =====  ===== ======== =========== ============ ========



     Commissions and fees

     Organic growth in commissions and fees for the three months ended December 31, 2005 was attributable to:

                           Three months ended December 31,
                ------------------------------------------------------
                             Volume and                   Commissions
                             profit-based  Other market   and fees
                Commissions  contingent    remuneration   organic
                  and fees   commissions        (a)       growth
                ----------- -------------- -------------- ------------
Global                   9%           (9)%           (6)%         (6)%
North America            6%             0%             1%           7%
International            9%           (3)%             0%           6%
                ----------- -------------- -------------- ------------
Total Group              8%           (5)%           (2)%           1%
                =========== ============== ============== ============


a) Other market remuneration includes fees received for product and market research we carry out on behalf of insurers and income related to administration and other services we provide to the market.

                          WILLIS GROUP HOLDINGS LIMITED
                       SUPPLEMENTAL FINANCIAL INFORMATION
                            (in millions) (unaudited)

2.   Revenue analysis (continued)

     Organic revenue growth

     The following table reconciles the change to organic revenue growth by business unit for the year ended December 31, 2005:


                                             Year ended December 31,
                                            --------------------------
                                                                 %
                                               2005     2004   Change
                                             -------  ------- --------
Global                                      $ 1,070  $ 1,116      (4)%
North America                                   677      660        3%
International                                   447      429        4%
                                             -------  ------- --------
Commissions and fees (see below)            $ 2,194  $ 2,205        0%
Interest Income                                  73       70        4%
                                             -------  ------- --------
Total revenues                              $ 2,267  $ 2,275        0%
                                             =======  ======= ========


                                          Change attributable to
                                     ---------------------------------
                                     Foreign     Acquisitions  Organic
                                     currency       and        revenue
                                     translation  disposals    growth
                                     ----------- ------------ --------
Global                                        0%           0%     (4)%
North America                                 0%           2%       1%
International                               (1)%           1%       4%
                                     ----------- ------------ --------
Commissions and fees (see below)              0%           1%     (1)%
Interest Income                             (1)%           0%       5%
                                     ----------- ------------ --------
Total revenues                                0%           1%     (1)%
                                     =========== ============ ========


     Commissions and fees

     Organic growth in commissions and fees for the year ended December 31, 2005 was attributable to:


                                 Year ended December 31,
                    --------------------------------------------------
                                 Volume and
                                 profit-                   Commissions
                                 based       Other market  and fees
                    Commissions  contingent  remuneration  organic
                      and fees   commissions      (a)      growth
                    ----------- ------------ ------------- -----------
Global                       5%         (3)%          (6)%        (4)%
North America                5%         (4)%            0%          1%
International                5%         (1)%            0%          4%
                    ----------- ------------ ------------- -----------
Total Group                  5%         (3)%          (3)%        (1)%
                    =========== ============ ============= ===========


a) Other market remuneration includes fees received for product and market research we carry out on behalf of insurers and income related to administration and other services we provide to the market.

                          WILLIS GROUP HOLDINGS LIMITED
                       SUPPLEMENTAL FINANCIAL INFORMATION
                      (in millions, except per share data)
                                   (unaudited)

2.   Revenue analysis (continued)

     Market remuneration

     Volume and profit-based contingent commissions and other market remuneration by quarter are set out in the following table:


                          Volume and profit-
                           based contingent         Other market
                              commissions            remuneration
                       ----------------------- -----------------------
                          2005        2004        2005        2004
                       ----------- ----------- ----------- -----------

 First quarter                 $3         $21          $3         $22
 Second quarter                 8          15           5          20
 Third quarter                  1          10           3          19
 Fourth quarter                 1          25           5          16
                       ----------- ----------- ----------- -----------
                              $13         $71         $16         $77
                       =========== =========== =========== ===========


3.   General and administrative expenses

     An analysis of general and administrative expenses between salaries and benefits and other operating expenses by quarter is set out in the following table:

                                                         General and
                        Salaries and   Other operating  administrative
                         benefits (a)      expenses        expenses
                       --------------- --------------- ---------------
                        2005    2004    2005    2004    2005    2004
                       ------- ------- ------- ------- ------- -------

First quarter            $386    $320    $125     $99    $511    $419
Second quarter            309     275      98      98     407     373
Third quarter             313     276      89      93     402     369
Fourth quarter            348     311      93     101     441     412
                       ------- ------- ------- ------- ------- -------
                       $1,356  $1,182    $405    $391  $1,761  $1,573
                       ======= ======= ======= ======= ======= =======


a) Salaries and benefits include salaries, incentive payments, pensions, non-cash compensation, severance and other employee benefits.

4.   Sale of Stewart Smith

     The Company completed the sale of Stewart Smith, its wholesale division, on April 14, 2005. The following table sets out the impact of Stewart Smith on results in the five quarters prior to sale:

                                            2004                 2005
                              ---------------------------------- -----
                                Q1     Q2     Q3     Q4     FY    Q1

Revenues                        $15    $19    $18    $25    $77   $10
General and administrative
 expenses                       (10)   (10)   (11)   (13)   (44)  (11)
                              ---------------------------------- -----
Operating income (loss)           5      9      7     12     33    (1)
Income taxes                     (2)    (4)    (2)    (5)   (13)    -
                              ---------------------------------- -----
Net income (loss)                $3     $5     $5     $7    $20   $(1)
                              ================================== =====

Contribution to net income
 per diluted share            $0.02  $0.03  $0.03  $0.04  $0.12    $-
                              ====== ====== ====== ====== ====== =====

                          WILLIS GROUP HOLDINGS LIMITED
                       SUPPLEMENTAL FINANCIAL INFORMATION
                            (in millions) (unaudited)

5.   Adjusted operating income

     Adjusted operating income is defined as operating income excluding net gain on disposal of operations and charges for regulatory settlements and related expenses, severance costs relating to our first quarter 2005 headcount reduction program and other provisions. Operating income is the most directly comparable GAAP measure, and the following tables reconcile adjusted operating income to operating income for the three months and year ended December 31, 2005 and 2004:


                                       Three months ended December 31,
                                       -------------------------------
                                          2005     2004 (a)  % Change
                                       ---------- ---------- ---------

Operating income, GAAP basis                $107       $170      (37)%

Excluding:
 Net gain on disposal of operations            -         (6)

                                       ---------- ----------
Adjusted operating income                   $107       $164      (35)%
                                       ========== ==========

Operating margin, GAAP basis, or
 Operating income as a percentage of
 Total Revenues                             19.0%      28.9%
                                       ========== ==========

Adjusted operating margin, or Adjusted
 operating income as a percentage of
 total revenues                             19.0%      27.9%
                                       ========== ==========


                                           Year ended December 31,
                                       -------------------------------
                                         2005      2004 (a)  % Change
                                       ---------- ---------- ---------

Operating income, GAAP basis                $479       $666      (28)%

Excluding:
 Regulatory settlements (b)                   51          -
 Costs related to regulatory
  settlements (b)                              9          -
 Severance costs (c)                          28          -
 Other provision (d)                          20          -
 Net gain on disposal of operations          (78)       (11)

                                       ---------- ----------
Adjusted operating income                   $509       $655      (22)%
                                       ========== ==========

Operating margin, GAAP basis, or
 Operating income as a percentage of
 total revenues                             21.1%      29.3%
                                       ========== ==========

Adjusted operating margin, or Adjusted
 operating income as a percentage of
 total revenues                             22.5%      28.8%
                                       ========== ==========


a) In 2004, adjusted operating income was reported after excluding charges for non-cash compensation. With effect from 2005, these charges are no longer excluded from adjusted operating income and 2004 comparatives have been restated accordingly.
b) Comprises $51 million to establish the reimbursement funds agreed with the New York and Minnesota Attorneys General and New York Department of Insurance in April 2005 and $9 million of related legal and administrative expenses.
c) Severance costs relate to the headcount reduction program announced in first quarter 2005 which eliminated approximately 500 positions at a cost of $28 million. Severance costs also arise in the normal course of business and these charges amounted to $2 million in the year ended December 31, 2005 ($10 million - 2004).
d) Based on the quarterly review of legal proceedings at March 31, 2005, the Company increased its provision for claims by an additional $20 million.

                          WILLIS GROUP HOLDINGS LIMITED
                       SUPPLEMENTAL FINANCIAL INFORMATION
                      (in millions, except per share data)
                                   (unaudited)

6.   Adjusted net income

     Adjusted net income is defined as net income excluding net gain on disposal of operations and charges for regulatory settlements and related expenses, severance costs relating to our first quarter 2005 headcount reduction program, other provisions and a non-recurring premium on redemption of subordinated debt in 2004. Net income is the most directly comparable GAAP measure, and the following tables reconcile adjusted net income to net income for the three months and year ended December 31, 2005 and 2004:


                                                 Per diluted share
                      Three months ended        Three months ended
                         December 31,              December 31,
                   ------------------------- -------------------------
                                       %                         %
                    2005   2004 (a)  Change   2005   2004 (a)  Change
                    -----  -------- --------  -----  -------- --------

Net income, GAAP
 basis             $  60  $    108     (44)% $0.38  $   0.65     (42)%

Excluding:
 Net gain on
  disposal of
  operations, net
  of tax ($nil,
  $(1))                -        (5)              -     (0.03)

Adjusted net        -----  --------           -----  --------
 income            $  60  $    103     (42)% $0.38  $   0.62     (39)%
                    =====  ========           =====  ========

Diluted shares
 outstanding, GAAP
 basis               160       166
                    =====  ========

                                                Per diluted share
                         Year ended                 Year ended
                        December 31,               December 31,
                  ------------------------- --------------------------
                                      %                          %
                   2005   2004 (a)  Change   2005    2004 (a)  Change
                   -----  -------- --------  ------  -------- --------

Net income, GAAP
 basis            $ 300  $    427     (30)% $ 1.83  $   2.54     (28)%

Excluding:
 Regulatory
  settlements,
  net of tax
  ($20)              31         -             0.19         -
 Costs related to
  regulatory
  settlements,
  net of tax ($4)     5         -             0.03         -
 Severance costs,
  net of tax ($9)    19         -             0.12         -
 Other provision,
  net of tax ($6)    14         -             0.08         -
 Net gain on
  disposal of
  operations, net
  of tax ($(37),
  $(3))             (41)       (8)           (0.25)    (0.05)
 Non-recurring
  premium on
  redemption of
  subordinated
  debt, net of
  tax ($7)            -        10                -      0.06

Adjusted net       -----  --------           ------  --------
 income           $ 328  $    429     (24)% $ 2.00  $   2.55     (22)%
                   =====  ========           ======  ========

Diluted shares
 outstanding,
 GAAP basis         164       168
                   =====  ========

a) In 2004, adjusted net income was reported after excluding charges for non-cash compensation. With effect from 2005, these charges are no longer excluded from adjusted net income and 2004 comparatives have been restated accordingly.


     CONTACT: Willis Group Holdings Limited
              Investors:
              Kerry K. Calaiaro, 212-837-0880
              kerry.calaiaro@willis.com
              or
              Media:
              Dan Prince, 212-837-0806
              daniel.prince@willis.com